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                                   Exhibit 11


                       PIONEER-STANDARD ELECTRONICS, INC.

                       COMPUTATION OF PER SHARE EARNINGS


                                                  Three months ended                         Nine months ended
                                                     December 31,                               December 31,


                                               1993             1992                      1993            1992
                                               ----             ----                      ----            ----
PRIMARY

Weighted average Common Shares
  and Common Share
  equivalents outstanding                10,100,355        9,944,115                10,056,548        8,928,148

Net income                               $4,887,000       $3,299,000               $14,146,000       $9,262,000
                                         ==========       ==========               ===========       ==========

Earnings per share                             $.48             $.33                     $1.41            $1.04





FULLY DILUTED

Weighted average Common Shares
  and Common Share
  equivalents outstanding                                                                             8,965,623

Assumed conversion of
  9% convertible debentures                                                                           1,004,740
                                                                                                     ----------

Total                                                                                                 9,970,363
                                                                                                     ==========

Net income                                                                                           $9,262,000

Add 9% convertible debenture
  interest, net of federal
  income tax effect                                                                                     399,000
                                                                                                     ----------

Total net income as adjusted                                                                         $9,661,000
                                                                                                     ==========

Earnings per share                                                                                         $.97





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